Exhibit 99.1

Press Release

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

1.888.623.2633 ext. 7506

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES PRICING OF DEPOSITARY SHARES OFFERING

RED BANK, NEW JERSEY, May 4, 2020…OceanFirst Financial Corp. (NASDAQ: “OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced today that it has priced a public offering of 2,200,000 depositary shares with a liquidation preference of $25.00 per share (the “Depositary Shares”), for gross proceeds of $55,000,000 before deducting underwriting discounts and other estimated offering expenses. Each Depositary Share represents a 1/40th interest in a share of the Company’s 7.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A. In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional 330,000 Depositary Shares. The Company intends to apply to list the Depositary Shares on The Nasdaq Global Select Market under the symbol “OCFCP.” The offering is subject to customary closing conditions and is expected to close on or about May 7, 2020. On May 1, 2020, the Company also completed an offering (the “Notes Offering”) of $125.0 million of its 5.25% fixed-to-floating rate subordinated notes due 2030.

The Company intends to use the net proceeds from this offering and the Notes Offering for general corporate purposes, which may include providing capital to support its organic growth or growth through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing shares of its common stock and for investments in the Bank as regulatory capital.

Piper Sandler & Co. and Raymond James & Associates, Inc. are acting as joint book-running managers for the offering.

This offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a registration statement (File No. 333-237356) and a preliminary prospectus supplement to the base prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the Depositary Shares to which this communication relates and will file a final prospectus supplement relating to the Depositary Shares. Prospective investors should read the prospectus supplement and base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

Copies of the final prospectus relating to the Depositary Shares offering, when available, can be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov or by contacting Piper Sandler & Co. by email at fsg-dcm@psc.com or Raymond James & Associates, Inc. by telephone at (800) 248-8863 or by email at prospectus@raymondjames.com.

About the Company

OceanFirst Financial Corp’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $10.5 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

Disclaimer About This Release

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Depositary Shares, nor shall there be any sale of the Depositary Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Depositary Shares is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Depositary Shares being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of either prospectus supplement or the shelf registration statement or prospectus relating thereto.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies, including the completion of the offering of the Notes and the use of proceeds described herein, is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines, the Bank’s ability to successfully integrate acquired operations and the impact of COVID-19. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.